Exhibit 1.1

FARMLAND PARTNERS INC.

(a Maryland corporation)

5,250,000 Shares of 6.00% Series B Participating Preferred Stock

UNDERWRITING AGREEMENT

Dated:  August 10, 2017

FARMLAND PARTNERS INC.

(a Maryland corporation)

5,250,000 Shares of 6.00% Series B Participating Preferred Stock

UNDERWRITING AGREEMENT

August 10, 2017

RAYMOND JAMES & ASSOCIATES, INC.

JEFFERIES LLC

as representatives of the several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Farmland Partners Inc., a Maryland corporation (the “Company”), and Farmland Partners Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), confirm their respective agreements with Raymond James & Associates, Inc. (“Raymond James”), Jefferies LLC (“Jefferies”) and each of the other Underwriters named in Schedule A hereto, if any (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Raymond James and Jefferies are acting as representatives (in such capacity, Raymond James and Jefferies, acting collectively, are herein referred to as the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of  6.00% Series B  participating preferred stock, $0.01 par value per share, of the Company (“Series B Participating Preferred Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 787,500 additional shares of Series B Participating Preferred Stock.  The aforesaid 5,250,000 shares of Series B Participating Preferred Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 787,500 shares of Series B Participating Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Concurrently with each Date of Delivery (as defined herein), the Company will contribute the net proceeds from the sale of the Securities sold by the Company to the Operating Partnership, of which the Company is the sole member of the sole general partner, in exchange for Series B participating preferred units of limited partnership interest in the Operating Partnership (the “Series B Participating Preferred Units”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-203798), as amended by Amendment No. 1 thereto filed by the Company with the Commission (the “Base Registration Statement”), including the related base prospectus, covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto, if any, as may have been required to the date hereof.  Such registration statement has been declared effective under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Any information included in such prospectus supplement that was omitted from the Base Registration Statement at the time it became effective but that is deemed to be part of and included therein pursuant to Rule 430B is referred to herein as the “Rule 430B Information.”  The Base Registration Statement, at any given time, including the amendments thereto at such time, the exhibits thereto and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, including the Rule 430B Information, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)) of the Registration Statement with respect to the Underwriters and the Securities; and provided further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Securities (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted the Rule 430B Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is hereinafter called a “preliminary prospectus.” The base prospectus and the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter collectively called the “Prospectus.”

Unless the context requires otherwise, all references in this Agreement to documents, financial statements and schedules and other information “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such documents, financial statements and schedules and other information that is incorporated by reference into, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is incorporated by reference into, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:45, Eastern Time, on August 10, 2017 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means every Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show” that is “a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the base prospectus and the preliminary prospectus supplement dated August 7, 2017 relating to the Securities (including any documents incorporated by reference therein) in the form furnished to the Underwriters for use in connection with the offering of the Securities.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act, as evidenced by its being specified in Schedule B-3 hereto.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and each Date of Delivery (as defined below), if any, and agree with each Underwriter, as follows:

(i)                                                 Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act in connection with the issuance of the Securities. The Registration Statement was declared effective under the 1933 Act by the Commission.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information. The date of this Agreement is not more than three years subsequent to the initial effective date of the Base Registration Statement.

At the respective times the Base Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to 430B(f)(2), at the Closing Time and at each Date of Delivery (if any), the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act (“Regulation S-T”).

(ii)                                              Accurate Disclosure.  At the respective times the Base Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to 430B(f)(2), at the Closing Time and at each Date of Delivery (if any), the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission, as applicable, under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, (a) at the time the Base Registration Statement originally became effective, (b) at the earlier of the time the Prospectus was first used and the Applicable Time, (c) at the Closing Time and (d) and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Time and at each Date of Delivery (if any), complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information set forth in the Prospectus in the fifth paragraph (regarding selling concessions) and the tenth, eleventh and twelfth paragraphs (regarding short sales and stabilizing transactions, and penalty bids, respectively) under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii)                                           Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)                                          Testing-the-Waters Communications.  The Company (A) has not engaged in any Testing-the-Waters Communication other than with the prior consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act or institutions that are “accredited investors” within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in any Testing-the-Waters Communication.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking any Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication other than those previously provided to the Representatives and listed on Schedule B-3 hereto.

(v)                                             Company Not Ineligible Issuer.  At the time of filing the Base Registration Statement, any 462(b) Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)                                          Emerging Growth Company Status.  From the time of the initial confidential submission to the Commission of the Company’s registration statement on Form S-11 (No. 333-193318) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii)                                       Independent Accountants.  PricewaterhouseCoopers LLP, who certified the consolidated financial statements and supporting schedules of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.  Deloitte & Touche LLP, who certified the consolidated financial statements and supporting schedules of American Farmland Company, a Maryland corporation (“AFCo”), included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board (the “AFCo Financials”).

(viii)                        Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes (the “Company Financials”), present fairly the financial position of the Company and the Operating Partnership on a consolidated basis at the dates indicated.  With respect to the historical financial data of AFCo set forth under the heading “AFCO Historical” in the unaudited pro forma condensed combined balance sheet as of September 30, 2016 and the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015, in each case included in Exhibit 99.3 to the Company’s current report on Form 8-K filed November 18, 2016, the Company has compared such figures to a corresponding amount in the AFCo Financials and found such figures to be in agreement, after giving effect to aggregation or rounding, as applicable. The Company Financials and the AFCo Financials have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented.  The supporting and related schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein or incorporated by reference therein.  The historical and pro forma financial statements of the Company and the related notes thereto included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Any pro forma financial statements and the related notes thereto included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus comply as to form with the applicable requirements of Regulation S-X.  Except as included therein or incorporated by reference therein, no other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)                              No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Operating Partnership, and each of their respective subsidiaries, considered as one consolidated enterprise (including all of the properties described in each preliminary prospectus and the Prospectus as being owned by the Company as of the date of each preliminary prospectus or the Prospectus, as applicable (the “Properties”)), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those entered into in the ordinary course of business, which are material with respect to such entities considered as one enterprise, or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, $0.01 par value per share “Common Stock”), and OP Units (as defined below), there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

(x)                                             Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and, as the sole member of the general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)                                          Good Standing of the Operating Partnership; Partnership Agreement.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  The Company is the sole member of the general partner of the Operating Partnership. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xii)                                       Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, and each Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other restrictions of any kind.  None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a Subsidiary other than the entities listed on Schedule C hereto.

(xiii)                                    Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company as of June 30, 2017 are as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which is incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities or options, including units of limited partnership interest in the Operating Partnership (including Series A preferred units of limited partnership interest in the Operating Partnership (“Series A Preferred Units”)) (collectively, with the Series B Participating Preferred Units, “OP Units”), referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  The authorized capital stock of the Company and the OP Units conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Series B Participating Preferred Units to be issued by the Operating Partnership in exchange for the contribution by the Company of the net proceeds from the sale of the Securities have been duly authorized for issuance by the Operating Partnership to the holders thereof and, at the Closing Time, will be validly issued and fully paid. Except for the Series B Participating Preferred Units to be issued by the Operating Partnership in exchange for the contribution by the Company of the net proceeds from the sale of the Securities, the 6,491,198 OP Units (including 117,000 Series A Preferred Units) in aggregate issued in connection with the formation transactions related to the initial public offering of the Company and with certain of the Company’s subsequent acquisitions constitute all of the outstanding OP Units other than those held by the Company. All of the outstanding OP Units have been duly authorized and validly issued and are fully paid.  Other than the Series B Participating Preferred Units to be issued by the Operating Partnership in exchange for the contribution by the Company of the net proceeds from the sale of the Securities, the 6,491,198 OP Units and the OP Units held by the Company, there are no OP Units outstanding, and there are no other partnership interests in the Operating Partnership outstanding.  All of the outstanding OP Units were issued pursuant to an applicable exemption from registration or qualification under the 1933 Act and applicable state securities laws. No OP Units have been issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  The Series B Participating Preferred Units will not be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(xiv)                                   Authorization of Agreement and Articles Supplementary.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. The Articles Supplementary to the Company’s articles of amendment and restatement setting forth the terms of the Series B Participating Preferred Stock (the “Articles Supplementary”) will be, on or prior to the Closing Time, duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

(xv)                                      Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.  The Series B Participating Preferred Stock conforms in all material respects to all statements relating thereto contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of any of the Securities will be subject to personal liability solely by reason of being such a holder.  The certificates to be used to represent any shares of Series B Participating Preferred Stock that are to be certificated will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Time and on each Date of Delivery (if any), be substantially in such form.

(xvi)                                   Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)                                Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document (including, with respect to the Company’s articles of amendment and restatement, the Articles Supplementary), (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)                             Absence of Labor Disputes.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.  No officer or other key person of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by such officer or other key person engaging in the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix)                                   Employee Benefits.  (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue

Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xx)                                      Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxi)                                   Accuracy of Descriptions.  The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Risk Factors,” “Description of Series B Participating Preferred Stock,” “Description of Common Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Our Operating Partnership and the Partnership Agreement,” “Supplemental U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations,” from the sections of the Company’s most recent Annual Report on Form 10-K under “Item 1A. Risk Factors—Risks Related to Our Organizational Structure” and “Item 1A. Risk Factors—U.S. Federal Income Tax Risks” and from the section of the Company’s most recent Definitive Proxy Statement on Schedule 14A under “Certain Relationships and Related Party Transactions,” and in the documents incorporated by reference therein, insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(xxii)                                Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii)                             Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any of its subsidiaries of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv)                            Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)                               Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or valid and marketable rights to lease or otherwise use, all items of personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not, individually or in the aggregate, have a Material Adverse Effect.

(xxvi)                            Real Property.  (i) The Company and its subsidiaries have good and marketable fee simple title to all real property owned by them and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (ii) all of the leases and subleases, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries lease the Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above; (iii) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, in whole or in part, by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) neither the Company nor any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that could not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vii) neither the Company nor any of its subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) except as could not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, (b) none of the improvements, if any, on any Property encroach on any adjacent property, streets or alleys and (c) there are no subleases with respect to any Property or portion thereof; (ix) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Registration Statement or the Prospectus; (x) neither the Company nor any of its subsidiaries holds any Property under a ground lease; (xi) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems, if any, contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; (xii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could have a Material Adverse Effect; and (xiii) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (F) below, except as could not, individually or in the aggregate, have a Material Adverse Effect: (A) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (B) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of any land or personal property (owned by the Company or any of its subsidiaries) at the Properties (the “Leases”) are in possession of their respective premises; (C) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement, the General Disclosure Package and the Prospectus; (D) neither the Company nor any of its subsidiaries has waived any material provision under any of the Leases; (E) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (F) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease. Each of the Leases constitutes a valid and binding obligation of the Company and its subsidiaries, in each case to the extent a party thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xxvii)                         Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxviii)                      No Acquisitions or Dispositions.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described.

(xxix)                            Mortgages; Deeds of Trust.  The Company has provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default that could result in a Material Adverse Effect by any of them under any such document.

(xxx)                               Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, standards, legally binding final guidance document or directives, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, directive, decision, consent, decree or judgment, now or hereinafter in effect, regulating, imposing liability, standards or obligations of conduct or relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, plants or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, exposure to or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required by Environmental Laws and are in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries; (D) there are no events or circumstances that would require clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; (E) there have been no and are no (i) aboveground or underground storage tanks; (ii) landfills; (iii) surface impoundments; (iv)

disposal areas; (v) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (vi) asbestos or asbestos containing materials; (vii) lead-based paints; (viii) mold or other airborne contaminants; or (ix) dry-cleaning facilities in, on, under or about any Property owned directly or indirectly by the Company or its subsidiaries; (F) neither the Company nor any of its subsidiaries is conducting or funding any investigation, cleanup, mitigation, restoration, or remedial or corrective action, or is subject to any written agreement to assume the liability of any other Person (including without limitation an agreement to indemnify or hold harmless any such other Person), whether voluntarily pursuant to or as required by any Environmental Law, with respect to any release of Hazardous Materials that has resulted in or could reasonably be anticipated to result in material liability under Environmental Laws against the Company or any of its subsidiaries; and (G) all waste materials generated by the Company and its subsidiaries have been properly stored, transported, treated and disposed of in accordance with all Environmental Laws in all material respects.

(xxxi)                Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries has established and maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxii)                         Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company.

(xxxiii)                      Federal Tax Status.  Commencing with its short taxable year ended December 31, 2014, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2017 and each taxable year thereafter.  The Company has elected to be treated as a REIT under the Code, commencing with its short taxable year ended December 31, 2014.  The Company satisfied all requirements for qualification as a REIT under the Code for the Company’s short taxable year ended December 31, 2014 and intends to continue to qualify as a REIT under the Code for each taxable year thereafter, and the Company does not know of any event that could cause the Company to fail to qualify as a REIT under the Code during any such time.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the

Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.  The Operating Partnership will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly-traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxiv)                     Payment of Taxes. The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable.  The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  No tax deficiency has been asserted against the Company, FP Land LLC, a Delaware limited liability company, or any of their respective current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(xxxv)                        Transfer Taxes.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xxxvi)                     Insurance.  The Company and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts, if greater, as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect.  Neither the Company nor the Operating Partnership has any reason to believe that it or any of their subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii)                  Investment Company Act.  Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxviii)               Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(xxxix)                     Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl)                                          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli)                                       OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlii)                                    Distribution of Offering Material.  The Company and its subsidiaries have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(xliii)                                 Restrictions on Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except (A) pursuant to the agreements set forth in Schedule D hereto, (B) as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus and (C) as prohibited by applicable law.

(xliv)                                Prior Sales of Common Stock and Series B Participating Preferred Stock.  Except (A) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (B) for grants under the Company’s equity-based compensation plans and (C) for unregistered sales, issuances or distributions of shares of Common Stock that would not be required to be disclosed under Item 3.02 of Form 8-K, the Company has not sold, issued or distributed any shares of Common Stock. The Company has not sold, issued or distributed any shares of Series B Participating Preferred Stock.

(xlv)                                   No Finder’s Fees.  Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlvi)                                Approval of Listing.  The Company has applied for the Securities to be listed on the NYSE.

(xlvii)                             Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, director nominees, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.  The Company has not, directly or indirectly, including through any of its subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(xlviii)                          No Integration.  Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(xlix)                                Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(l)                                                 No FINRA Affiliations.  There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, director nominees or 5% or greater securityholders.

(li)                                              Statistical and Market-Related Data.  Any statistical and market-related data included in or incorporated by reference into the Registration Statement, the General Disclosure

Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(lii)                                           Application of Net Proceeds.  The Company and the Operating Partnership intend to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”  The Company has no present plan or intention to materially alter the investment policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 787,500 shares of Series B Participating Preferred Stock, as set forth in Schedule A, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA, 92626-1925, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern Time) August 17, 2017 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as the representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment, of such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and with the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or to file a new registration statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or to file a new registration statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment, supplement or new registration statement and will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may request.  The Company has given the Representatives notice of any filings made pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or, upon request, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities substantially in accordance with the description set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h)           Listing.  The Company will use its best efforts to list for trading, subject to official notice of issuance, the Securities on the NYSE.

(i)            Restriction on Sale of Securities.  During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Series B Participating Preferred Stock, any securities convertible into or exercisable or exchangeable for Series B Participating Preferred Stock or any substantially similar securities, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Participating Preferred Stock , whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Participating Preferred Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply the Securities to be sold hereunder.

(j)            Reporting Requirements.  The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)           Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)            Testing-the-Waters Communications.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m)          Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 30-day restricted period referred to in Section 3(i) hereof.

(n)           Absence of Manipulation.  Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(o)           Qualification and Taxation as a REIT.  The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

(p)           Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(q)           Notification of Material Events.  The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representatives of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

(r)            Articles Supplementary.  The Company will execute, deliver and file with the SDAT the Articles Supplementary prior to the Closing Time.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto; (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters; (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for the Underwriters not to exceed $10,000 in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; (vi) the fees and expenses of any transfer agent or registrar for the Securities; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show; (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not to exceed $10,000 in connection with, the review by FINRA of the terms of the sale of the Securities; (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE; and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof. Except as explicitly provided in this Section 4(a) and Sections 4(b), 6 and 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5 or 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Underwriters.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or the Operating Partnership or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Rule 430B Information.  The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  Each preliminary prospectus and the Prospectus containing the

Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b)           Opinion of Counsel for the Company and the Operating Partnership.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Morrison & Foerster LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto.

(c)           Opinion of Tax Counsel for Company and the Operating Partnership.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Morrison & Foerster LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto.

(d)           Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(e)           Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect that: (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time; (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)            Certificates of Chief Financial Officer.  The Representatives shall have received certificates of the Chief Financial Officer of the Company, dated as of the Applicable Time and as of the Closing Time, certifying to the matters set forth on Exhibit C hereto.

(g)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus.

(h)           Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that each of such accounting firms reaffirms the statements made in the respective letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)          Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)          No Objection.  FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)           No Amendments or Supplements.  No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(l)            Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and any of their subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Opinion of Counsel for the Company and the Operating Partnership.  The favorable opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(ii)           Opinion of Tax Counsel for Company and the Operating Partnership.  The favorable opinion of Morrison & Foerster LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)           Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(vi)          Certificate of Chief Financial Officer.  A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(vii)         Bring-down Comfort Letters.  A letter from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)          Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters.  The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically),  or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or in Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of Company and Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total commissions and underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE Amex, the NYSE MKT or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

with a copy to:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Jamie Graff

and

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

with a copy to:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: William Cowan

and with a copy to (which copy shall not constitute notice):

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626-1925

Attention: William Cernius, Esq.

Notices to the Company or the Operating Partnership shall be directed to:

Farmland Partners Inc.

4600 S. Syracuse Street, Suite 1450

Denver, Colorado  80237

Attention: Erica Borenstein, Esq.

with a copy to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, D.C.  20006

Attention: Justin R. Salon, Esq.

SECTION 12.       No Advisory or Fiduciary Relationship.  The Company and  its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and its subsidiaries, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Underwriters or legal counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.       Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 16.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

FARMLAND PARTNERS INC.

By:	/s/ Luca Fabbri
	Name:	Luca Fabbri
	Title:	Chief Financial Officer and Treasurer

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By:	/s/ Luca Fabbri
	Name:	Luca Fabbri
	Title:	Chief Financial Officer and Treasurer

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Steven Loffman
Authorized Signatory

JEFFERIES LLC

By:	/s/ Matthew Casey
Authorized Signatory

Each, for itself and as a representative of the other Underwriters named in Schedule A hereto, if any.

[Signature page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $25.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $23.9375, being an amount equal to the initial public offering price set forth above less $1.0625 per share, subject to adjustment in accordance with Section 2(b) hereof for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Raymond James & Associates, Inc.	2,625,000
Jefferies LLC	2,625,000

Total	5,250,000

Sch A-1

SCHEDULE B-1

1.             Pricing term sheet, as filed by the Company with the Commission on August 10, 2017

Sch B - 1

SCHEDULE B-2

Issuer Free Writing Prospectuses

See attached

Sch B - 2

PRICING TERM SHEET

6.00% SERIES B PARTICIPATING PREFERRED STOCK

Defined terms used in this free writing prospectus but not defined herein have the meanings ascribed to them in Farmland Partners Inc.’s preliminary prospectus supplement dated August 7, 2017, or the Preliminary Prospectus Supplement.

Issuer	Farmland Partners Inc., a Maryland corporation

Securities Offered

5,250,000 shares of 6.00% Series B participating preferred stock, $0.01 par value per share, or Series B Participating Preferred Stock (plus up to an additional 787,500 shares of Series B Participating Preferred Stock if the underwriters exercise their option to purchase additional shares in full).

Public Offering Price / Initial Liquidation Preference	$25.00 per share of Series B Participating Preferred Stock

Pricing Date	August 10, 2017

Expected Settlement Date	August 17, 2017 (T+5)

Estimated Proceeds

Approximately $125.4 million, after deducting the underwriting discount and estimated offering expenses payable by us (or approximately $144.2 million if the underwriters’ option to purchase additional shares is exercised in full)

Dividends

When, as and if authorized by our Board of Directors, holders of shares of the Series B Participating Preferred Stock will be entitled to receive cumulative cash dividends from and including the issue date, payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on September 30, 2017, at the rate of 6.00% per annum on the initial liquidation preference per share (equivalent to the fixed annual rate of $1.50 per share). The first dividend is scheduled to be paid on September 30, 2017 to holders of record as of September 15, 2017 and will be a pro rata dividend from and including the original issue date to, but excluding, September 30, 2017. If any dividend payment date falls on any day other than a business day as defined in the Articles Supplementary for our Series B Participating Preferred Stock, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date, and no dividends will accrue as a result of such delay. Dividends will accrue and be cumulative from, and including, the prior dividend payment date (or, if no prior dividend payment date, the original issue date of the Series B Participating Preferred Stock) to, but excluding, the next dividend payment date, to holders of record as of 5:00 p.m., New York time, on the related record

Sch B - 2

date. The record dates for the shares of Series B Participating Preferred Stock are the March 15, June 15, September 15 or December 15 immediately preceding the relevant dividend payment date. If any record date falls on any day other than a business day as defined in the Articles Supplementary for our Series B Participating Preferred Stock, the record date shall be the immediately preceding business day. Prior to September 30, 2024, no dividends will accrue or be paid on any FVA Amount. On and after September 30, 2024, in lieu of the prior dividend rate, a dividend rate of 10.000% per annum will be paid on the initial liquidation preference per share of Series B Participating Preferred Stock plus the FVA Amount, if any.

Conversion upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series B Participating Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the shares of Series B Participating Preferred Stock) to convert some or all of the shares of Series B Participating Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Participating Preferred Stock to be converted equal to the lesser of:

•     the quotient obtained by dividing (i) the sum of (x) the initial liquidation preference, plus (y) the FVA Amount for the relevant period (if the FVA Amount for such period is a positive number), plus (z) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Participating Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Participating Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series B Participating Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Price; and

•      5.72082 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the Preliminary Prospectus Supplement.

Listing

We intend to apply to list the Series B Participating Preferred Stock on the NYSE under the symbol “FPI PR B.” If the listing application is approved, we expect trading of shares of the Series B Participating Preferred Stock to commence within 30 days after initial delivery of the shares.

Joint Bookrunning Managers	Raymond James & Associates, Inc. and Jefferies LLC

CUSIP / ISIN	31154R 208 / US31154R2085

Underwriting Discounts	$1.0625 per share

Sch B - 2

Securities Dealers Discount	Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.6375 per share from the public offering price.

The issuer has filed a registration statement on Form S-3 (including a prospectus dated May 14, 2015) (File No. 333-203798) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus and the documents incorporated by reference therein for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you a copy of the Preliminary Prospectus Supplement if you request it by contacting Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, or by calling toll-free at 1-800-248-8863, or by emailing prospectus@raymondjames.com; or by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd floor, New York, NY 10022, or by calling toll-free at 1-877-821-7388 or by emailing Prospectus_Department@Jefferies.com.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch B - 2

SCHEDULE B-3

Written Testing-the-Waters Communication

None.

Sch B - 3

SCHEDULE C

List of Subsidiaries of the Company

Farmland Partners Operating Partnership, LP

PH Farms LLC

Cottonwood Valley Land LLC

FPI Colorado LLC

FPI Burlington Farms LLC

FPI Arkansas LLC

FPI Illinois I LLC

FPI Illinois II LLC

FPI Agribusiness Inc.

American Farmland Company, LP

SCHEDULE D

Restrictive Agreements

None.